SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2004

LANCER CORPORATION
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-13875 (Commission File Number)	74-1591073 (IRS Employer Identification No.)
6655 Lancer Blvd., San Antonio, Texas (Address of principal executive offices)	78219 (Zip Code)

Registrant's telephone number, including area code: (210) 310-7000

Item 5. Other Events.

As previously disclosed, our Audit Committee conducted an investigation into various matters, including accounting practices relating to certain transactions (the "Investigation"). The Investigation concluded, and its findings were announced on January 30, 2004. On February 2, 2004, our former independent auditors resigned. On March 1, 2004 our Audit Committee retained BDO Seidman LLP as our new independent auditor and they are conducting audits for the fiscal years of 2000, 2001, 2002, and 2003, as well as performing reviews of certain quarterly reports. Upon engagement, BDO Seidman LLP estimated that completion of the audit process, including the audit for fiscal year 2003, would likely take a minimum of four months, and possibly longer.

Under Section 5.1(a) of our Seventh Amendment and Restated Credit Agreement, as amended (the "Credit Agreement"), we are required to deliver copies of our audited consolidated financial statements within 95 days of the end of each fiscal year. Our most recent fiscal year ended on December 31, 2003, and therefore, audited financial statements under the Credit Agreement terms were due on April 5, 2004. Because we have not completed the audit for fiscal year 2003, we are currently unable to provide such audited financial statements, causing us to be in Default (as defined in the Credit Agreement) of our Credit Agreement.

Additionally, other events or circumstances, including but not limited to, our inability to comply with certain financial covenants and our inability to comply with filing requirements under the Exchange Act of 1934, as amended, may have also caused additional Defaults and/or Events of Default (as defined in the Credit Agreement) to have occurred.

Pursuant to the terms of the Credit Agreement, our lenders may withhold funding obligations if a Default or Event of Default exists and, if an Event of Default exists, our lenders may (i) terminate all or any portion of their commitments, or (ii) declare the principal of, and all earned and accrued interest on, the outstanding notes to be immediately due and payable. Our lenders have honored all of our requests for funding to date and have not taken any action to exercise remedies relating to a Default or Event of Default, although they have not waived any of their rights or remedies under the Credit Agreement.

We have agreed with our lenders upon the basic terms of a revised credit agreement and the documentation of the contemplated revised credit agreement has commenced. We expect that that final agreement will be completed in the near future and, upon its finalization and execution, we plan to file the revised agreement as an Exhibit to a Form 8-K.

We expect cash flow from operations, along with cash on hand, to be sufficient to meet our cash needs during the negotiation and documentation of the contemplated revised credit agreement.

This document contains various forward-looking statements and information that are based on management's belief as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For example, the Company can make no assurances that final terms of the contemplated revised credit agreement will be ultimately approved or agreed upon, that such documentation will ever be completed or that cash flows during the negotiation and documentation period will be sufficient.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

Date: April 22, 2004	By:	/s/ CHRISTOPHER D. HUGHES Christopher D. Hughes Chief Executive Officer